Exhibit 99.1

PROXY

PERSHING GOLD CORPORATION

1658 Cole Boulevard, Building 6, Suite 210

Lakewood, Colorado 80401

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 9, 2019

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Stephen Alfers, Eric Alexander and Mindyjo Germann as attorney and proxy for the undersigned, each with the power to appoint his or her substitute, and to represent and to vote all the shares of common stock and Series E Preferred stock, voting on an as-converted to common stock basis, of Pershing Gold Corporation (the “Company”), which the undersigned would be entitled to vote, at the Company’s Special Meeting of Stockholders to be held at the offices of Davis Graham & Stubbs LLP located at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, on January 9, 2019, at 9:30 a.m. local time, and at any postponements or adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the approval of the plan of merger in Proposal 1, FOR the approval of the golden parachute compensation in Proposal 2, and FOR the proposal to adjourn the Special Meeting to solicit additional proxies in Proposal 3.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of

Stockholders to be held January 9, 2019. The Proxy Statement is available at

http://www.viewproxy.com/pershinggold/2019.

PLEASE MARK YOUR VOTES LIKE THIS ☒

The Board of Directors recommends a vote FOR the approval of the plan of merger in Proposal 1, FOR the approval of the golden parachute compensation in Proposal 2, and FOR the proposal to adjourn the Special Meeting to solicit additional proxies in Proposal 3.

Proposal No. 1: To approve the plan of merger (the “Transaction”).

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

CONTROL NUMBER

Proposal No. 2: To approve, on advisory (non-binding) basis, the “golden parachute” compensation that may become payable to Pershing Gold’s named executive officers in connection with the Transaction.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

Proposal No. 3: To adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies to approve the Transaction.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

WILL ATTEND THE MEETING ☐

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR PROPOSAL NO. 1, FOR PROPOSAL NO. 2, AND FOR PROPOSAL NO. 3.

Please mark, date and sign this proxy card and return it in the accompanying envelope. Please sign as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date

Signature (if held jointly)	Date

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

PLEASE SIGN, DATE, AND MAIL THIS WHITE PROXY CARD TODAY

PERSHING GOLD CORPORATION

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 9, 2019

SCAN TO	CONTROL NUMBER
VIEW MATERIALS & VOTE

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.AALVote.com/PGLC	Vote Your Proxy by Phone: Call 1 (866) 804-9616	Vote Your Proxy by Mail:

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.